SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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Learning Care Group, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEARNING CARE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 23, 2005

To the Shareholders:

PLEASE TAKE NOTICE that the 2005 Annual Meeting of Shareholders of Learning Care Group, Inc. will be held at the Learning Care Group, Inc. Corporate Office, 21333 Haggerty Road, Suite 300, Novi, MI 48375, on August 23, 2005, at 10:30 a.m., Eastern Daylight Time, to consider and act upon the following matters:

(1) The election of three directors to serve until the 2008 Annual Meeting of Shareholders, and the election of a fourth director to serve until the 2006 Annual Meeting of Shareholders, until their successors are duly elected and qualified.

(2) Such other business as may properly come before the meeting.

Only shareholders of record at the close of business on July 8, 2005 will be entitled to vote at the meeting.

Your attention is called to the attached proxy statement and the accompanying proxy. You are requested to sign and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

A copy of our Annual Report to Shareholders for the fiscal year ended April 1, 2005 accompanies this notice.

By Order of the Board of Directors

IRA L. YOUNG

Secretary

Novi, Michigan

July 19, 2005

LEARNING CARE GROUP, INC.

21333 Haggerty Road, Suite 300

Novi, MI 48375

_______________

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 23, 2005

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Learning Care Group, Inc. The proxies are being solicited for use at the 2005 Annual Meeting of Shareholders, to be held at the Learning Care Group, Inc. Corporate Office, 21333 Haggerty Road, Suite 300, Novi, MI 48375, on August 23, 2005, at 10:30 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is July 19, 2005.

It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the meeting.

We will bear the expenses in connection with the solicitation of proxies. We may supplement our solicitation of proxies with requests by mail, telephone and personal contact by our directors, officers and employees. We will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

All references in this proxy statement to “fiscal 2005” are references to our fiscal year ended April 1, 2005.

Voting Securities and Principal Holders

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on July 8, 2005 are entitled to notice of, and to vote at, the meeting or at any adjournment of the Meeting, each share having one vote. On July 8, 2005, there were issued and outstanding 19,839,610 shares of common stock.

Revocability of Proxies

A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of revocation to our Secretary or by executing and delivering to our Secretary a later dated proxy. A shareholder’s attendance at the meeting will not have the effect of revoking any proxy given by that shareholder unless the shareholder gives written notice of revocation to our Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, should be sent to Learning Care Group, Inc., 21333 Haggerty Road, Suite 300, Novi, Michigan, 48375, Attention: Secretary.

Valid proxies in the enclosed form that are returned in time for the meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as directors of the nominees listed below.

Principal Holders of Our Voting Securities

As of July 8, 2005, the only person known to us to be the beneficial owner of more than 5% of our outstanding common stock is:

Person	Shares	Percent

Jacobson Partners Group (1)	13,618,661	66.9%
c/o Benjamin R. Jacobson
595 Madison Avenue, Suite 3100

New York, NY 10022

(1)

Based on the Amendment No. 7 to Schedule 13D as filed by such holders with the SEC as of January 7, 2004. Consists of all shares of common stock beneficially owned by members of the Jacobson Partners Group, including Benjamin R. Jacobson and James J. Morgan, directors of the Company, including 517,500 shares issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005. Includes (i) 349,318 shares beneficially owned by Mr. Morgan, and (ii) 12,739,189 shares beneficially owned by Mr. Jacobson. Mr. Jacobson is the managing partner of Jacobson Partners, and Mr. Morgan is a partner of Jacobson Partners. Mr. Jacobson and Mr. Morgan are investors in or co-investors of JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P., entities controlled by affiliates of Jacobson Partners. Reference is made to the table (and, in particular, notes 6 and 8 to such table) set forth under the caption “Election of Directors.”

I. ELECTION OF DIRECTORS

Our Board of Directors proposes that William D. Davis, Jason K. Feld and Benjamin R. Jacobson be elected as directors of the Company to hold office until the 2008 Annual Meeting of Shareholders, in each case until his or her successor is elected and qualified. Our Board of Directors also proposes that Dan Boyle be elected as a director of the Company to hold office until the 2006 Annual Meeting of Shareholders, until his successor is elected and qualified. Mr. Boyle is being re-nominated to provide our franchisees with representation on the Board of Directors, as agreed to in connection with the acquisition of our Tutor Time franchise operations. It is contemplated that the term of the franchisee representative will be one year. Accordingly, to create a one-year vacancy on the Board of Directors, Mr. Jacobson, who had previously been elected to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders, has tendered his resignation from the Board effective as of the meeting and is being nominated for election as a director to hold office until the 2008 Annual Meeting.

The persons named in the accompanying proxy intend to vote all valid proxies received by them FOR the election of the foregoing nominees, unless such proxies are marked to the contrary. The nominees receiving the greatest number of votes cast at the meeting or its adjournment, for the applicable class of directors, will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but will be counted for purposes of determining whether a quorum is present. If any nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies be voted in accordance with the best judgment of the proxy holder.

The following information is furnished, as of July 8, 2005, with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after the meeting, and with respect to each of our executive officers named in the Summary Compensation Table below:

Name and Year First Became A Director (1)	Age	Positions and Offices with the Company and Other Principal Occupations	Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned

Directors and Nominees for Election as Directors

Dan Boyle (2004)	47	Tutor Time Franchisee	5,230	(3)	*
		(Laguna Niguel, California)

William D. Davis (2002)	55	President and Chief Executive	543,667	(4)	2.7%
		Officer of the Company

Jason K. Feld (1996)	51	Vice President of	22,750	(5)	*
		Assessment Technologies, Inc.
		(Tucson, Arizona)

Benjamin R. Jacobson (1996)	60	Chairman of the Board of the	12,739,189	(6)	62.9%
		Company and
		Managing Partner
		of Jacobson Partners
		(New York, New York)

Jerry Kane (2004)	49	Retired, former Chief	5,000	(7)	*
		Administrative Officer and
		Managing Director, Large
		Corporate Banking, of
		JPMorgan Chase Bank, N.A.

Elsie C. McCabe (2004)	46	President, Museum of African	5,000	(7)	*
		Art (New York, New York)

James J. Morgan (2001)	63	Partner of Jacobson Partners	349,318	(8)	1.8%
		(New York, New York)

Brett D. Shevack (2002)	55	Vice Chairman, Brand	17,500	(7)	*
		Initiatives, of BBDO New York
		(New York, New York)

Name and Year First Became A Director (1)	Age	Positions and Offices with the Company and Other Principal Occupations	Shares of Common Stock Beneficially Owned(2)		Percentage of Shares of Common Stock Beneficially Owned

Other Named Executive Officers

Frank M. Jerneycic			160,800	(9)	*

Kathryn L. Myers			77,000	(10)	*

Scott W. Smith			58,260	(11)	*

All directors and executive officers as a group (11 persons)			13,983,714	(12)	66.9%

__________

* Less than 1%.

(1)	All addresses are care of Learning Care Group, Inc., 21333 Haggerty Road, Suite 300, Novi, Michigan 48375.

(2)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)

Includes 5,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005. Also includes 230 shares of common stock with regard to which Mr. Boyle shares voting and investment powers with his spouse.

(4)	Includes 333,480 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005.

(5)

Includes 15,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005. Also includes 7,750 shares of common stock with respect to which Mr. Feld shares voting and investment powers with his spouse.

(6)

Includes 5,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005. Also includes 252,889 shares (including 4,317 shares issuable pursuant to options, granted upon consummation of the Company’s rights offering, that are exercisable within 60 days of July 8, 2005 (the “Standby Commitment Options”) (see “Compensation Committee Interlocks and Insider Participation” below)) owned directly by Mr. Jacobson. Pursuant a Securityholders’ Agreement dated as of September 23, 2002, among certain shareholders of the Company (the “Securityholders’ Agreement”), Jacobson Partners has certain significant rights to restrict or compel the disposition of such 252,889 shares, and thus Mr. Jacobson has sole voting power but may be deemed to have shared dispositive power with respect to such shares. Also includes 2,327,712 shares (including 86,012 shares issuable pursuant to Standby Commitment

Options) directly owned by JP Acquisition Fund II, L.P., 6,887,851 shares (including 262,610 shares issuable pursuant to Standby Commitment Options) directly owned by JP Acquisition Fund III, L.P., and 622,656 shares held by the Jacobson Partners Profit Sharing Plan, as to which shares Mr. Jacobson may be deemed to have shared voting power and shared dispositive power. Also includes 2,643,081 shares (including 47,061 shares issuable pursuant to Standby Commitment Options) directly owned by other members of the Jacobson Partners Group as to which, pursuant to the Securityholders’ Agreement, Mr. Jacobson has certain proxy voting rights and Jacobson Partners has certain significant rights to restrict or compel the disposition of such shares. Consequently, Mr. Jacobson may be deemed to have shared voting power and shared dispositive power with respect to such shares. Mr. Jacobson is (a) the managing partner of Jacobson Partners, which is the sole member of JPAF III LLC, which is the general partner of JP Acquisition Fund III, L.P., (b) the controlling shareholder of JPAF, Inc., which is the general partner of JPAF Limited Partnership, which is the general partner of JP Acquisition Fund II, L.P., and (c) a co-trustee of the Jacobson Partners Profit Sharing Plan.

(7)	Consists of shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005.

(8)

Includes 112,500 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005. Mr. Morgan is a partner of Jacobson Partners, and thus a minority investor in funds included in the Jacobson Partners Group, but he disclaims beneficial ownership of all shares beneficially owned by other members of the Group. Also includes 236,818 shares of common stock (including 5,298 shares issuable pursuant to Standby Commitment Options (see “Compensation Committee Interlocks and Insider Participation” below)) owned directly by Mr. Morgan as to which, pursuant to the Securityholders’ Agreement, Jacobson Partners has certain significant rights to restrict or compel their disposition and Mr. Jacobson has certain proxy voting rights. Consequently, Mr. Morgan may be deemed to have shared voting power and shared dispositive power with respect to such 236,818 shares.

(9)	Includes 94,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005.

(10)	Includes 37,000 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 20005.

(11)	Includes 26,560 shares of common stock issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005.

(12)	Includes shares issuable pursuant to stock options that are exercisable within 60 days of July 8, 2005, as described in the foregoing notes.

Other Information Relating to Directors and Nominees

The following is a brief account of the business experience during the past five years of each member (whose term will continue after the meeting) of, and nominee to, the Board of Directors of the Company.

Dan Boyle is a Tutor Time franchisee currently responsible for the operation of a Tutor Time center in Laguna Niguel, California. From 1995 until opening his Tutor Time franchise in 2001, Mr. Boyle was Director of Information Technology for Ceridian Tax Service, Inc., a payroll processing company located in Fountain Valley, California. Mr. Boyle is currently a board member and Vice President of the Tutor Time Franchisee Association and a current member of the Laguna Niguel & South Orange County Chambers of Commerce.

William D. Davis has served as our President and Chief Executive Officer since July 22, 2002, and as a director since August 2002. Mr. Davis was formerly President and Chief Executive Officer of Tutor Time Learning Systems, Inc., from March 2002 until the Company’s acquisition of Tutor Time in July 2002. Tutor Time filed Chapter 11 bankruptcy in May 2002. Prior to joining Tutor Time, Mr. Davis served as Chief Executive Officer of Waterbury Holdings, a holding company located in Burlington, Vermont, from March 1995 through January 1998. During his association with Waterbury Holdings, Mr. Davis held the position of Partner and Chief Executive Officer of Waterbury’s affiliates, including McKenzie LLC, All Season’s Kitchen LLC, Franklin County Cheese Corporation, Waterbury Fresh Foods LLC, Rondele LLC, and Frank Hahn Incorporated. In December 1998, Mr. Davis, along with other investors, purchased Rondele Foods LLC from Waterbury Holdings, and he served as a Board member of the newly-formed company, Rondele Specialty Foods, based in Wausau, Wisconsin, until its sale in December 2004. Mr. Davis also served as the President and Chief Executive Officer of ChefExpress.Net Inc., an Internet-based virtual warehouse providing ingredients and specialty food, from January 2000 through June 2001. Mr. Davis is also a board member of Green Mountain Coffee Roasters Inc., where he serves as Chairman of the Audit Committee.

Dr. Jason K. Feld has been a Vice President of Assessment Technology Incorporated since 1986. Assessment Technology Incorporated is a private Tucson, Arizona based corporation that creates, distributes and supports the use of technology to promote learning and documents the effectiveness of educational programs on children. In addition to his past service as a faculty member at the University of Arizona, Dr. Feld has served on boards and committees for educational organizations. His work has been published in books, technical reports and research articles.

Benjamin R. Jacobson has served as a director of the Company since February 1996 and as our Chairman of the Board since December 2002. Since 1989, he has been the managing general partner of Jacobson Partners, a New York City based private equity firm. Mr. Jacobson also serves as a board member for several privately held companies.

Jerry Kane served as the Chief Administrative Officer and Managing Director of the Large Corporate Banking Division of JPMorgan Chase Bank, N.A., until his retirement from that position in December 2004. Mr. Kane had previously served in that position at Bank One, NA, until the merger of Bank One Corporation with J.P. Morgan Chase & Co., effective July 1, 2004.

From 1982 until December 2001, Mr. Kane held numerous positions at Bank One, including Head, Southern Region Corporate Banking, and Division Head, Midwest Banking.

Elsie C. McCabe has served as the President of the Museum for African Art, in New York City, since 1997. She has served as a consultant to and board member of a number of non-profit organizations, including the National Executive Service Corps., National Recreation Foundation, Union Theological Seminary, New York Cares, International House, North General Hospital, and Hale House. Ms. McCabe is also a member of the Steering Committee of the Association for a Better New York (ABNY).

James J. Morgan has served as the Interim President and Chief Executive Officer of the Company from January 2001 until August 2001 and from March 2002 until July 22, 2002. Mr. Morgan has also served as our Chairman of the Board from August 2001 until December 2002. Since January 2002, Mr. Morgan has been a partner of Jacobson Partners, having previously acted as an investor in Jacobson Partners performing consulting assignments for that entity. Mr. Morgan retired in 1997 as President and Chief Executive Officer of Philip Morris Incorporated. Mr. Morgan also serves as a board member for several privately held companies.

Brett D. Shevack is the Vice Chairman, Brand Initiatives, of BBDO New York, an advertising agency headquartered in New York, New York. Prior to joining BBDO, Mr. Shevack was the President of the Wolf Group, an integrated advertising agency which acquired Partners & Shevack, an agency founded by Mr. Shevack, in 1998.

Meetings and Committees of the Board of Directors

During the year ended April 1, 2005, our Board of Directors held 5 meetings. The Board of Directors has determined that each of Jason K. Feld, Jerry Kane, Elsie C. McCabe and Brett Shevack are independent as independence is defined in Nasdaq’s listing standards, as those standards have been modified or supplemented.

Audit Committee

Our Board of Directors has an Audit Committee that consists of three directors. Jerry Kane (Chairman), Dr. Jason K. Feld and Brett Shevack are the current members of this committee. Each of the members of our Audit Committee is independent as independence for audit committee members is defined in Nasdaq’s listing standards, as those standards have been modified or supplemented. The Audit Committee:

•

Reviews the performance of the external auditors and is directly responsible for the appointment, compensation or discharge of the external auditors, including responsibility for providing an open avenue of communication among management and the auditor regarding financial reporting;

•	takes, or recommends that the full board takes, appropriate action to oversee the independence of our independent accountants;
•

reviews our independent accountants’ relationship by discussing with the independent accountants the scope and approach of the audit process, including the coordination of external and internal audit effort, and providing our independent accountants with full access to the Audit Committee and the board to report on any and all appropriate matters;
•

reviews and discusses the audited financial statements and the matters required to be discussed by SAS 61 with management and the independent accountants, including discussions concerning the independent accountants’ judgments about the quality of our accounting principles, applications and practices as applied in our financial reporting;

•	reviews with management and the independent accountants the audited financial statements before we file our Annual Report on Form 10-K;
•	reviews with management and the independent accountants the quarterly financial information before we file our Form 10-Q reports;
•	discusses with management and the independent accountants the quality and adequacy of our internal controls;
•

reviews procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•

reviews the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigations and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities; and

•	reports Audit Committee activities to the full board.

During the fiscal year ended April 1, 2005, the Audit Committee held 5 meetings and had informal discussions in lieu of additional meetings. In August 2004, our Board of Directors adopted a new charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement.

Audit Committee Financial Expert

Our Board of Directors has determined that Jerry Kane is an Audit Committee financial expert, as defined by the Securities and Exchange Commission. A member of the Audit Committee, Mr. Kane qualifies as a financial expert because he has (a) an understanding of generally accepted accounting principles and financial statements, (b) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (d) an understanding of internal control over financial reporting, and (e) an understanding of audit committee functions. Mr. Kane obtained such experience both through education and work experience. Mr. Kane has a B.S. in Finance from St. Louis University and an M.B.A. from Loyola University. For over 25 years, Mr. Kane has worked in the corporate and investment banking field, in a senior and supervisory position, where he has participated in all levels of management and financial reporting for a large bank. See “Other Information Relating to Directors and Nominees.”

Audit Committee Report

Our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended April 1, 2005 with management;
•	discussed with our independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;
•

received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented; and

•	discussed with our independent accountants the independent accountants’ independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended April 1, 2005.

By the Audit Committee

Jerry Kane, Chairman

Dr. Jason K. Feld

Brett D. Shevack

Compensation Committee

Our Board of Directors has a standing Compensation Committee which consists of three directors. Brett D. Shevack (Chairman), Jerry Kane and James J. Morgan are the current members of this committee. Mr. Shevack and Mr. Kane are, but Mr. Morgan is not, independent as independence is defined in Nasdaq’s listing standards, as those standards have been modified or supplemented. The Company is not required to comply with Nasdaq’s listing standards with regard to the independence of its Compensation Committee members, however, because the Company is a “Controlled Company”, as defined in Rule 4350(c)(5) of such listing standards, as a result of the ownership by Jacobson Partners, its affiliates and other members of the Jacobson Partners Group of approximately 66% of our outstanding common stock.

The Compensation Committee makes recommendations to the Board of Directors with respect to compensation arrangements and plans for executive officers and directors of the Company and, through a subcommittee consisting of Mr. Kane and Mr. Shevack (the independent members of the Compensation Committee) administers our equity compensation and option plans, including the 2003 Equity Compensation Plan. During fiscal 2005, the Compensation Committee held 4 meetings. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which was attached as an appendix to our proxy statement relating to the 2004 annual meeting of our shareholders.

Nomination of Directors

Our Board of Directors does not have a standing nominating committee nor a nominating committee charter. The Board of Directors believes it is not required, nor appropriate for it, to have a standing nominating committee, because the Company is a “Controlled Company” under Rule 4350(5) of Nasdaq’s listing standards, as a result of the ownership by Jacobson Partners, its affiliates and other members of the Jacobson Partners Group of approximately 66% of our outstanding common stock. The Board of Directors, as a whole, performs the function of a nominating committee.

The Board of Directors identifies the individuals to become board members and selects director nominees to be presented for shareholder approval at the annual meeting of shareholders or to fill vacancies. The Board of Directors has selected Dan Boyle, William D. Davis, Jason K. Feld and Benjamin R. Jacobson for election as directors at the meeting.

The Board of Directors’ policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at Learning Care Group, Inc., 21333 Haggerty Road, Suite 300, Novi, Michigan 48375. To be timely, the notice must be received at our offices at least 120 days before the anniversary of the mailing of our proxy statement relating to the previous annual meeting of shareholders. The notice must set forth:

With respect to the director candidate,
•	the candidate’s name, age, business address and residence address,
•	the candidate’s principal occupation or employment,
•	the number of shares of our common stock beneficially owned by the candidate,
•	information with respect to the candidate’s independence, as defined under Nasdaq’s listing standards for independent directors in general and with respect to Audit Committee members,
•	information with respect to other boards on which the candidate serves,
•

information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and

•

any other information relating to the candidate that we would be required to disclose in our proxy statement if we were to solicit proxies for the election of the candidate as one of its directors or that is otherwise required under Securities and Exchange Commission rules, including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

With respect to the shareholder giving the notice,
•	the name and address of the shareholder as they appear on our stock transfer records, and
•	the number of shares of our common stock beneficially owned by the shareholder (and the period they have been held).

The Board of Directors has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Board of Directors uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Board of Directors and our then current needs, although the board does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. For the last several years, nominees have been proposed by Jacobson Partners, of which Benjamin Jacobson, our Chairman of the Board, is the managing partner. Jacobson Partners, its affiliates and other members of the Jacobson Partners Group own approximately 66% of our outstanding common stock.

Code of Business Conduct and Ethics

Our Board of Directors adopted a Code of Business Conduct and Ethics on May 4, 2004, that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications we make;
•	compliance with applicable governmental laws, rules and regulations;
•	the prompt internal reporting of violations of the Code to an appropriate person or persons named in the code; and
•	accountability for adherence to the Code.

We have posted the Code of Business Conduct and Ethics on our website at www.learningcaregroup.com. We will also provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests for a copy should be made to our Secretary at Learning Care Group, Inc., 21333 Haggerty Road, Suite 300, Novi, Michigan 48375. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding amendments to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, at www.learningcaregroup.com, within five business days following the date of the amendment or waiver.

Compensation of Directors

For fiscal 2005, the standard arrangement for compensation of directors was initially set as follows: officers of the Company who were directors (including the non-executive Chairman of the Board) did not receive any additional compensation for services as a director. Non-employee directors received directors’ fees of $4,000 per year, paid in quarterly installments, $1,500 for each Board meeting attended and $250 for each Committee meeting attended. Non-

employee directors are also participants in the Company’s Director Stock Option Plan. Pursuant to such plan, options to purchase 2,500 shares are granted to each non-employee director, subject to availability, at each annual meeting at which they are elected or remain in office. Options for up to 75,000 shares are available for grant under the Director Stock Option Plan, each of which becomes fully vested and exercisable on the first anniversary of the date of grant. The exercise price of options granted under the Plan will equal the market price of our common stock at the time of grant.

Due to the significant requirements placed on directors under recent SEC and Nasdaq rules and regulations, effective at the 2004 annual meeting, the standard arrangement for compensation of non-employee directors was increased to $10,000 per year, payable in quarterly installments, $2,500 per Board meeting attended and $1,000 per Committee meeting attended. In addition, non-employee directors are eligible for an annual stock option grant of 5,000 shares, at each annual meeting at which they are elected or remain in office, consisting of 2,500 shares per year to be granted under the Director Stock Option Plan and 2,500 shares per year to be granted under the Company’s 2003 Equity Compensation Plan. The exercise price of such options will equal the market price of our common stock at the time of grant, and each option will fully vest and become exercisable on the first anniversary of the date of grant. Also effective at the 2004 annual meeting, our non-executive Chairman of the Board became eligible for the standard directors’ fees payable to our other non-employee directors.

As of January 1, 2005, the directors’ fees payable to the Chairman of the Audit Committee were increased by $5,000 per year, payable in quarterly installments, in recognition of the additional time and attention required to be devoted by him due to the requirements under the Sarbanes-Oxley Act and other laws and regulations.

Shareholder Communications with the Board

The Board of Directors has a process for our shareholders to send communications to the Board of Directors or its Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications can be sent to the Board of Directors, its Audit Committee or specific directors either by regular mail to the attention of the Board of Directors, its Audit Committee or specific directors, at our principal executive offices at 21333 Haggerty Road, Suite 300, Novi, Michigan 48375, or by e-mail to the following address: board@learningcaregroup.com. All of these communications will be reviewed by our Chief Financial Officer (i) to filter out communications that the Chief Financial Officer deems are not appropriate for the directors, such as spam communications offering to buy or sell products or services, and (ii) to sort and relay the remainder (unedited) to the appropriate directors.

We encourage all of our directors to attend the Annual Meeting of Shareholders, if possible. All but one of our directors attended the 2004 Annual Meeting of Shareholders.

II. COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information for the fiscal years ended April 1, 2005, April 2, 2004 and March 28, 2003 concerning the compensation of our Chief Executive Officer, and our other executive officers who had total annual compensation during fiscal 2005 in excess of $100,000.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards($)(2)	Options (Shares)		All Other Compensation

William D. Davis	2005	$370,000	$238,066	-0-	$91,200	-0-		-0-
President and Chief Executive Officer	2004	$352,775	-0-	$81,333	-0-	633,100	(3)	$25,800	(4)
	2003	$225,000	$157,500	-0-	-0-	235,000	(5)	$24,200	(4)

Frank M. Jerneycic	2005	$210,000	$135,118	-0-	$46,500	-0-		-0-
Chief Financial Officer and Treasurer	2004	$185,320	$40,000	$38,227	-0-	226,800		-0-
	2003	$101,637	$73,000	-0-	-0-	50,000		-0-

Kathryn L. Myers	2005	$210,000	$135,118	-0-	$57,000	-0-		-0-
Chief Operating Officer	2004	$105,475	$50,000	-0-	-0-	225,000		-0-

Scott W. Smith	2005	$157,000	$101,017	-0-	$34,200	-0-		-0-
Chief Human Resources Officer	2004	$143,825	$25,000	$21,960	-0-	85,600		-0-
	2003	$119,171	$55,000	-0-	-0-	5,000		-0-

__________

(1)	Represents reimbursement of taxable income incurred in connection with exercise of stock options.
(2)

Represents the dollar value of shares of our common stock issuable pursuant to performance share rights awarded to the recipient, based on the closing market price of our common stock on the award date ($2.28 per share). The performance share rights entitle the recipient to receive shares of stock upon the market price of our common stock equaling or exceeding $5.00 per share for 20 consecutive trading days, as follows: 40,000 shares for Mr. Davis; 20,000 shares for Mr. Jerneycic; 25,000 shares for Mrs. Myers; and 15,000 shares for Mr. Smith. The rights expire June 8, 2010. Dividends are not payable with respect to the performance share rights.

(3)	Includes 85,000 option shares which replaced the same number of option shares issued in fiscal 2003.
(4)	Represents relocation allowances paid by the Company.
(5)	Includes 85,000 option shares replaced by the same number of option shares in fiscal 2004.

Mr. Jerneycic is also entitled to receive severance, equal to three months of his base salary, in the event his employment is terminated by the Company without cause.

Option Grants in Fiscal 2005

No stock options were granted to the executive officers named in the above Summary Compensation Table in fiscal 2005. As discussed below in “Compensation Committee Report on Executive Compensation,” the named executive officers were granted performance share rights in fiscal 2005 in lieu of stock options.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning each exercise of stock options during the fiscal year ended April 1, 2005 by each of the executive officers named in the above Summary Compensation Table and the value of unexercised options held by each of them as of April 1, 2005, as measured in terms of the closing price of our stock on that date as quoted on The Nasdaq SmallCap Market ($3.62 per share):

Name	Shares Acquired Upon Exercise	Value Realized	Number of Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options At Fiscal Year End Exercisable/Unexercisable

William D. Davis	0	—	224,240/406,960	160,660/583,840

Frank M. Jerneycic	0	—	52,000/158,000	61,868/241,472

Kathryn L. Myers	0	—	37,000/148,000	43,400/173,600

Scott W. Smith	0	—	15,780/43,120	25,108/91,032

Incentive Bonus Plan

During fiscal 2005, each of our executive officers participated in the Company’s incentive bonus plan. The Compensation Committee structured the fiscal 2005 bonus plan based upon an incentive formula tied to a targeted level of operating earnings and, for each executive officer, strategic individual goals and objectives selected for and agreed upon by such officer at the beginning of fiscal 2005. The Compensation Committee approved bonuses for executive officers based on the level of attainment during fiscal 2005 of both Company financial goals and the applicable strategic individual goals and objectives.

Certain Relationships and Related Party Transactions

During fiscal 2005, a Tutor Time franchisee controlled by Dan Boyle, a Company director nominated for re-election as a director at this annual meeting, paid $105,709 to the Company in royalties and technology fees, and for advertising, net of reimbursement of certain advertising expenses. These payments were made pursuant to the Company’s standard form of franchise agreement, which agreement is expected to remain in effect for the next fiscal year.

For other related party transactions and a summary of certain other relationships involving the Company and its directors and executive officers, please see “Compensation Committee Interlocks and Insider Participation” below.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Jerry Kane, James J. Morgan and Brett D. Shevack. Mr. Kane was added to the Committee in June 2004, and Mr. Morgan was added to the Committee in August 2004. Neither Mr. Kane nor Mr. Shevack were ever employed as an officer or employee of the Company or any subsidiary. Mr. Morgan, however, had been our Interim Chief Executive Officer (during 2001 and 2002) and Chairman of the Board (from 2001 to 2002) and is a partner of Jacobson Partners. Until August 2004, Paula L. Gavin was also a member of the Compensation Committee. Ms. Gavin had been a partner of Jacobson Partners.

In July 2000, we retained Jacobson Partners to provide management and financial consulting services. Jacobson Partners is a private equity firm of which Benjamin R. Jacobson, the Chairman of the Board of the Company, is the managing general partner, and James J. Morgan, a director and member of the Compensation Committee and our former Chairman of the Board and Interim Chief Executive Officer, are partners. As consideration for the provision of such services to the Company and our Board of Directors, Jacobson Partners receives an annual fee of $250,000, plus reimbursement of reasonable out-of-pocket expenses. The agreement will continue in effect until terminated by either party upon six months’ prior written notice. As additional consideration for the provision of such services, Jacobson Partners acquired 294,117 shares pursuant to a stock option granted in 2002. Such shares are subject to registration rights until July 2007.

In July 2002, certain members (the “Optionees”) of the JP Acquisition Fund Group, a group of lenders organized by Jacobson Partners, agreed to arrange for us to obtain a standby purchase commitment in connection with our proposed rights offering (which was contemplated to repay the debt incurred in connection with our Tutor Time acquisition). As consideration for this commitment, a Special Committee of the Board of Directors approved the grant to the Optionees of options (the “Standby Commitment Options”) to purchase, in the aggregate, up to 400,000 shares of common stock, until July 19, 2006, at an exercise price of $5.00 per share (approximately 171% of the five-day average of the daily closing prices of the common stock on The Nasdaq National Market System as of July 19, 2002, the date of the agreement). All shares acquired by the Optionees would be subject to registration rights, pursuant to which, until July 6, 2007, the Optionees would have the right to cause us to register, at our expense, their shares of common stock, whenever we are otherwise registering shares (except in certain circumstances). The option grant to the Optionees was approved by our shareholders and became effective, and fully vested, upon consummation of the rights offering in May 2003. Optionees receiving Standby Commitment Options included Mr. Jacobson (options for 4,790 shares, including 473 shares reflecting his proportionate interest in options beneficially owned by Jacobson Partners) and Mr. Morgan (options for 5,303 shares, including 5 shares reflecting his proportionate interest in options beneficially owned by Jacobson Partners).

In May 2003, upon consummation of our rights offering and purchases contemplated under the standby purchase commitment from the JP Acquisition Fund Group, the JP Acquisition Fund Group acquired units consisting of 10,719,243 shares of common stock and $2,660,805 principal amount of subordinated notes, at the same price that units were made available for purchase by our other shareholders. Of such amounts, Mr. Jacobson acquired 887,525 shares and

$220,308 of subordinated notes (including 11,069 shares and $2,748 of subordinated notes reflecting his proportionate interest in securities beneficially owned by Jacobson Partners), and Mr. Morgan acquired 226,569 shares and $56,241 of subordinated notes (including 123 shares and $31 of subordinated notes reflecting his proportionate interest in securities beneficially owned by Jacobson Partners).

The subordinated notes issued as part of the rights offering bear interest at 15% per annum, payable quarterly, and are due May 15, 2008. Subject to applicable subordination provisions, these notes may be redeemed, at our option, at any time and must be redeemed following the occurrence of a “change of control”. In either case, the redemption price is 100% of the principal balance of the notes, plus accrued and unpaid interest on such principal balance to the date of redemption.

During fiscal 2005, the subordinated notes issued to those lenders related to Jacobson Partners accrued interest in the following amounts: JP Acquisition Fund II, L.P. and JP Acquisition Fund III, L.P. - $328,000; Mr. Jacobson - $5,000; and Mr. Morgan - $8,000.

Compensation Committee Report on Executive Compensation

General

The Compensation Committee’s overall compensation policy applicable to our executive officers is to provide a competitive compensation program that will attract and retain qualified executives for the Company and provide them with incentives to achieve our goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries, incentive bonuses and by granting stock options and other equity awards. The Compensation Committee’s current policy is not to provide significant pension or other retirement benefits for the Company’s executives.

In setting individual compensation levels for our executive officers (including the Chief Executive Officer), members of the Compensation Committee reviewed extensive research and information from Watson-Wyatt Worldwide, an independent compensation consulting firm, to determine competitive salaries, incentive bonuses, and equity compensation programs. With respect to establishing compensation for executive officers other than the Chief Executive Officer, the Compensation Committee also relied on the recommendations of our Chief Executive Officer.

Cash Compensation

The Compensation Committee’s policy is to provide salaries that are generally competitive with those of comparable officers in similarly sized companies in the child care and other service industries.

The Compensation Committee’s policy is that a significant portion of the executive officer’s total compensation should be tied to incentive bonus plans. As a result, the compensation of our executive officers is directly related to the overall financial and operating performance of the Company.

The Compensation Committee structured the fiscal 2005 bonus plan based upon an incentive formula tied to a targeted level of operating earnings and, with respect to each executive officer, strategic individual goals and objectives selected for and agreed upon by such officer at the beginning of fiscal 2005. A bonus of up to 100% of base salary can be earned if we achieve 120% of our earnings goal. An additional bonus of up to 10% of base salary can be earned if the executive officer achieves each of the strategic individual goals and objectives selected for him or her. The Compensation Committee approved bonuses for executive officers based on the level of attainment during fiscal 2005 of both Company financial goals and the applicable strategic individual goals and objectives. The portion of the bonus based on strategic individual goals and objectives for our Chief Executive Officer was based on the Compensation Committee’s judgment as to his achievement of such goals and objectives. The portion of the bonuses based on strategic individual goals and objectives for our other executive officers was primarily based on the recommendations of our Chief Executive Officer, which were based on his judgment as to the achievement by such officers of their specific goals and obligations.

Equity Compensation

The Compensation Committee’s policy is to award stock options and other equity awards to our executive officers and other key employees in amounts reflecting the participant’s position and ability to influence our overall performance. Options and awards are intended to provide participants with an increased incentive to make contributions to our long-term growth, to join the interests of participants with the interests of our shareholders, and to attract and retain qualified employees. In the past, the Compensation Committee’s policy has been to grant options with a term of up to six years (generally with a five-year pro rata vesting) and to fix the exercise price of the options at the fair market values of the underlying shares on the date of grant. Such options will, therefore, only have value if the price of the underlying shares increases. The Compensation Committee’s general practice is to consider awards after the end of each fiscal year and, in certain cases, upon hiring of the executive officer as an incentive to induce the executive officer to join us.

During fiscal 2005, the Compensation Committee revised its equity compensation philosophy to consider the award of performance share rights to our executive officers. Such awards would entitle our executive officers to receive shares of our common stock upon the market price per share of our common stock reaching targeted price levels. Once the targeted market price per share is achieved, the executive officers awarded performance share rights would receive shares of common stock that they would then own outright and without further vesting, forfeiture or other restrictions. The Compensation Committee believes performance share rights awards are a better way to provide significant equity compensation as they better align the interests of our executive officers with those of our shareholders and are less dilutive to shareholders.

A subcommittee, consisting of the two independent directors of the Compensation Committee, granted performance share rights awards to executive officers during fiscal 2005. The number of performance share rights awarded was based on various factors, including the individuals’ contribution to our overall performance and the anticipated value of the executive’s contribution to our future performance, as well as the need to retain executives. The determination was not based on specific objectives, and no specific weight was given to any of the factors considered.

By the Compensation Committee

Brett D. Shevack, Chairman

Jerry Kane

James J. Morgan

Performance Graph

The following line graph compares the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on our common stock from April 1, 2000 through April 1, 2005, with the cumulative total return of (i) the Nasdaq Stock Market-US Index, and (ii) a peer index group consisting of Standard Industrial Classification (“SIC”) Code 8351, which includes Child Care Services.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG LEARNING CARE GROUP, INC.,

THE NASDAQ STOCK MARKET-US INDEX AND A PEER GROUP

Measurement Period (Fiscal Year Covered)	LEARNING CARE GROUP. INC.	PEER GROUP	NASDAQ STOCK MARKET (U.S.)

3/00	100.00	100.00	100.00
3/01	129.39	111.97	47.07
3/02	50.53	125.28	41.31
3/03	14.04	113.54	21.97
4/04	30.74	197.83	38.41
4/05	50.81	280.69	37.26

Additional Equity Compensation Plan Information

Additional information regarding the Company’s equity compensation plans as of April 1, 2005 follows:

	(a)	(b)	(c)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	1,701,353	$2.89 (1)	555,447
plans approved by
security holders

Equity compensation	292,500	$6.15	-0-
plans not approved by
security holders

Total	1,993,853	$3.37	555,447

(1) Reflects a $0 exercise price with respect to performance share rights covering 100,000 shares.

The following is a brief summary of the equity compensation plans which have not been approved by our shareholders:

1)          Upon his appointment in January 2001 as Interim President and Chief Executive Officer, James J. Morgan was granted options to purchase 60,000 shares of common stock, at an exercise price of $7.00 per share. As originally granted, the options were to vest at the rate of 10,000 shares per month and were to expire January 2003. After his appointment in August 2001 as Chairman of the Board, the expiration of these options was extended to September 2006. At that time, Mr. Morgan was also granted options to purchase an additional 50,000 shares, at an exercise price of $11.00 per share. These additional options vested after one year and expire September 2006. The options automatically vest upon a change of control of the Company.

2)          In March 2001, the Interim Chief Financial Officer, Leonard C. Tylka was granted options to purchase 10,000 shares of common stock, at an exercise price of $7.97 per share. These options vest evenly over 3 years and expire in March 2007. In September 2001, Mr. Tylka was granted additional options to purchase 20,000 shares, at an exercise price of $11.00 per share. These additional shares vested in September 2002 and expire in September 2006. Mr. Tylka’s options automatically vest upon a change of control of the Company.

3)          On June 26, 2002, in connection with the Company’s acquisition of substantially all of the assets of Tutor Time Learning Systems, Inc., the Company entered into an investment advisory agreement with Jacobson Partners. Upon consummation of the acquisition, Jacobson Partners was paid an advisory fee consisting of a cash payment of $333,334 and the issuance of 175,438 shares of common stock.

4)          On August 15, 2002, pursuant to a Stock Option Agreement, the Company granted to William D. Davis, its then newly-appointed President and Chief Executive Officer, an option to purchase 150,000 shares of common stock, at an exercise price of $3.50 per share. The option will vest annually in 20% increments (30,000 shares each) on August 15, 2003, and on each subsequent anniversary of the grant date. The option granted to Mr. Davis will expire on August 15, 2009.

5)          On October 16, 2002, as an inducement to their acceptance of their appointment to our Board of Directors, each of Paula L. Gavin, Kenneth Johnsson and Brett D. Shevack were granted options to purchase 2,500 shares of the Company’s Common Stock, at an exercise price of $1.50 per share. The options vested on the first anniversary of the grant date and expire in October 2007. Subsequent to their resignation or retirement from the Board of Directors during fiscal 2005, the options granted to Ms. Gavin and Mr. Johnsson were exercised.

III. OTHER MATTERS

Independent Accountants

Deloitte & Touche LLP (“Deloitte”) is our independent registered public accounting firm and has reported on the financial statements in our 2005 Annual Report to Shareholders, which accompanies this proxy statement. Our independent accountants are appointed by the Audit Committee of our Board of Directors. The Audit Committee has reappointed Deloitte as independent accountants for the year ending March 31, 2006.

A representative of Deloitte is expected to be present at this year’s annual meeting and will have the opportunity to make a statement at the meeting if he or she desires to do so. The representative will also be available to respond to appropriate questions.

Change in Accounting Firm

On November 2, 2004, PricewaterhouseCoopers LLC (“PwC”) was dismissed as our independent registered public accounting firm. The decision to change independent registered public accounting firms and the appointment of Deloitte as our new independent registered public accounting firm was made by the Audit Committee of our Board of Directors. The reports of PwC on our financial statements as of and for the fiscal years ended April 2, 2004 and March 28, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended April 2, 2004 and March 28, 2003, and through November 2, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their reports on our financial statements for such years. During the fiscal years ended April 2, 2004 and March 28, 2003, and through November 2, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

We provided PwC with a copy of the foregoing disclosure and requested PwC to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of PwC’s response letter dated November 2, 2004 is included as Exhibit 16 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2004.

We engaged Deloitte as our independent registered public accounting firm, effective November 2, 2004. During the fiscal years ended April 2, 2004 and March 28, 2003, and through November 2, 2004, we did not consult with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). We did, however, engage Deloitte to perform an audit of the financial statements of Tutor Time Learning Systems, Inc., for the year ended December 31, 2001, from which we purchased substantially all of the assets on July 19, 2002, because Deloitte had audited that company’s financial statements prior to the acquisition.

Aggregate Accounting Fees

The following table presents aggregate fees billed for the fiscal years ended April 1, 2005 and April 2, 2004, for professional services rendered by the Company’s principal accountants in the following categories:

Fiscal Year Ended
April 1, 2005	April 2, 2004

Audit Fees (1)	$387,300	$273,734
Audit-Related Fees	-0-	-0-
Tax Fees (2)	-0-	-0-
All Other Fees	-0-	-0-

____________________

(1) Consists of fees for the audit of our annual financial statements and review of financial statements included in our Form 10-Q Reports.

(2) Does not include fees for tax related services rendered by an accounting firm that is not the Company’s principal accountant.

In accordance with Section 10A(i) of the Exchange Act, before our independent accountants are engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. None of the audit-related, tax and other services described in the table above were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us during or with respect to fiscal 2005, and written representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with for fiscal 2005, except that (i) Jason K. Feld, one of our directors, filed a late Form 4 report with respect to his exercise of a stock option and (ii) Dan Boyle, one of our directors, filed an amended Form 3 report to reflect the beneficial ownership of shares inadvertently omitted from the initial filing.

Shareholder Proposals

A shareholder proposal which is intended to be presented at the 2006 Annual Meeting of Shareholders must be received by our Secretary at our principal executive offices, 21333 Haggerty Road, Suite 300, Novi, MI 48375, by March 20, 2006, to be considered for inclusion in our proxy statement and proxy related to that meeting. Such proposals should be sent by certified mail, return receipt requested.

Shareholder proposals to be presented at the 2006 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, must be received by us no later than June 3, 2006 to be considered timely. Such proposals should be sent to our Secretary at our principal executive offices, 21333 Haggerty Road, Suite 300, Novi, MI 48375, by certified mail, return receipt requested. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the share represented by such proxies in accordance with their best judgment.

Other Business

Neither we nor the members of our Board of Directors intend to bring before the meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and none of us has any present knowledge that other matters will be presented for action at the meeting by others. If other matters are properly presented to the meeting, however, the persons named in the enclosed proxy intend to vote the shares represented by the proxy in accordance with their best judgment.

By Order of the Board of Directors

IRA L. YOUNG

Secretary

Dated: July 19, 2005

Appendix A

CHILDTIME LEARNING CENTERS, INC.

AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee will assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities for Childtime Learning Centers, Inc. (the “Company”). The Audit Committee is responsible for:

1.	the integrity of the Company’s financial statements;
2.	the determination of the independent auditor’s qualifications and independence;
3.	the financial reporting process;
4.	the system of internal control;
5.	the audit process; and
6.	the Company’s process for monitoring compliance with securities laws and regulations.

In performing its duties, the Committee will maintain effective working relationships with the Board, management and both independent and internal auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company’s business, operations and risks. The Audit Committee will review and approve all financial reporting required by the SEC.

While the Audit Committee has the responsibilities and powers set forth in this Audit Committee Charter, it is not the duty of the Audit Committee to maintain internal controls and procedures, prepare financial statements, plan or conduct audits or determine whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Nothing contained in this Audit Committee Charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Audit Committee except to the extent otherwise provided under applicable law.

Organization

•	The Audit Committee will consist of at least three members of the Board.

•	Audit Committee members will meet the requirements as set forth in Nasdaq’s current Marketplace Rule 4350(d)(1), and as such Rule may be amended from time to time.

•	To the extent consistent with the above, the Audit Committee will consist of directors who

(a) are “independent,” as that term is currently defined in Nasdaq Marketplace Rule 4200(a)(15), as amended, and meet the independence criteria set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exceptions provided in Rule 10A-3(c)), as amended,

(b) have not participated in the preparation of the Company’s financial statements or an current subsidiary of the Company at any time during the past three years, and

(c) must be able to read and understand fundamental financial statements, including the Company’s balance sheets, income statements and cash flow statements.

•

At least one member of the Audit Committee will have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

•

The Audit Committee will meet as often as may be deemed necessary or appropriate in its judgment, but not less than four times per year, either in person or telephonically. The majority of the members of the Audit Committee will constitute a quorum. The Audit Committee will invite management, auditors or others to attend meetings and provide pertinent information, as necessary. Minutes will be prepared for all meetings and presented to the Board.

•	The Audit Committee will meet in executive session with the independent auditors at least once annually.

•	The Board will appoint Audit Committee members and the Audit Committee chair.

Roles and Responsibilities

The Audit Committee will represent the Board in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and will have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. Specifically, the Audit Committee will:

•

Be responsible for the appointment, compensation, oversight and retention of the registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such registered public accounting firm will report directly to the Audit Committee.

2

•

Review with the independent auditors their audit procedures, including the scope, staffing, locations, reliance upon management, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters, and any reports of the independent auditors with respect to interim periods.

•

Ensure the receipt of, and review, the written statement from the independent auditors of the Company concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors as required under Independent Standard Boards Standard No. 1, and regularly assessing the independence of the auditors by actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity or independence of the auditors and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the auditors.

•

Meet with management and the independent auditors to review the results of the audit. Discuss the matters required to be discussed by SAS 61, as it may be modified or supplemented. These discussions should include the independent auditors’ judgments about the quality of the Company’s accounting principles, applications and practices as applied in its financial reporting, including such matters as the consistency of application of the Company’s accounting policies, the clarity, consistency and completeness of the Company’s accounting information contained in the financial statements and related disclosures, and items that have a significant impact on the representational faithfulness, verifiability, neutrality and consistency of the accounting information included in the financial statements. Examples of items that may have such an impact are (1) selection of new, or changes to, accounting policies, (2) estimates, judgments and uncertainties, (3) unusual transactions, (4) accounting policies relating to significant financial statement items, including the timing of transactions and the period in which they are recorded, (5) significant adjustments, and (6) disagreements with management.

•	Based on the review and discussions described above, approve and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

•	Review with independent auditors and management the quarterly financial information to be included in the Company’s Form 10-Q reports.

•

Establish policies and procedures for the review and approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditors.

•	In consultation with the independent auditors and management, monitor the adequacy of the Company’s internal controls.

3

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand the impact on the Company’s financial statements.

•	Review any material pending legal proceedings involving the Company and other contingent liabilities.

•

Report annually to the shareholders, describing the Audit Committee’s composition, responsibilities and how they were discharged and any other information required by applicable rules and regulations, including approval of non-audit services.

•	Review the system for confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

•	Review and approve on an ongoing basis all related party transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

•	Approve, and monitor implementation and enforcement of, the Company’s Code of Conduct.

•	Engage independent counsel and other advisors as the Audit Committee determines necessary to carry out its duties.

•

Determine the appropriate funding for payment of the auditors, Audit Committee counsel and advisors and other ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carry out the duties of the Audit Committee.

•	Review and update this Audit Committee Charter to reflect regulatory changes and receive approval of changes from the Board.

•	Perform other oversight functions as requested by the Board.

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